Exhibit 5.1

345 Park Avenue New York, NY 10154-1895	Direct 212.407.4000 Main 212.407.4000 Fax 212.407.4990

April 23, 2018

NV5 Global, Inc. 200 South Park Road, Suite 350 Hollywood, Florida 33021

Ladies and Gentlemen:

We have acted as securities counsel for NV5 Global, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (including the prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”), relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), (v) rights to purchase Common Stock or other securities (the “Rights”), (vi) units consisting of one or more of the foregoing (the “Units”) and (vii) purchase contracts for the purchase or sale of Common Stock, Preferred Stock or Depositary Shares (“Purchase Contracts”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Purchase Contracts are collectively referred to herein as the “Securities.” The Securities being registered for sale by the Company are for a maximum aggregate offering price of $150,000,000. The Registration Statement also includes 250,000 shares of Common Stock (the “Resale Shares”) held by certain selling stockholders, who will be identified in one or more supplements to the Prospectus (each a “Prospectus Supplement”). Such Securities and Resale Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Prospectus included in the Registration Statement will be supplemented by one or more Prospectus Supplements.

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1. The Resale Shares have been validly issued and are fully paid and non-assessable.

2. The Common Stock to be sold by the Company, including any Common Stock (i) duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) duly issued upon the exercise of any duly issued Warrants, Rights or Purchase Contracts exercisable for or relating to Common Stock, or (iii) comprising part of a Unit, in each case upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

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April 23, 2018 Page 2

3. The Preferred Stock, including any Preferred Stock (i) duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) duly issued upon the exercise of any duly issued Warrants, Rights or Purchase Contracts exercisable for or relating to Preferred Stock, or (iii) comprising part of a Unit, in each case upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

4. The Depositary Shares, Warrants, Rights and Purchase Contracts, upon their respective issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and will constitute valid and legally binding obligations of the Company.

5. The Units, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Units against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, to the extent that such Units constitute or include Common Stock or Preferred Stock, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement and, if applicable, the identity of any selling stockholders, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), and applicable law; (iv) the Company will issue and deliver the Securities and the selling stockholders identified in any applicable Prospectus Supplement will sell and deliver, in each case in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting or placement agreement; (v) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Certificate; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued, and all Resale Shares will be offered and sold, in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Preferred Stock (or any series thereof), including any Preferred Stock represented by Depositary Shares or Units or the subject of a Purchase Contract, we have further assumed that an appropriate Certificate of Designation establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the Secretary of State of the State of Delaware.

With respect to any Securities consisting of Depositary Shares, we have further assumed that (i) such Depositary Shares shall have been issued pursuant to a deposit agreement (individually, a “Deposit Agreement”) between the Company and a depositary to be identified in the applicable Prospectus Supplement (the “Depositary”); (ii) such Deposit Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Depositary Shares shall have been established in accordance with the provisions of such Deposit Agreement(s); (iv) such Depositary Shares shall have been duly executed, issued and delivered in accordance with the provisions of such Deposit Agreement(s); (v) such Depositary Shares and the related Deposit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Depositary Shares and the related Deposit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

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To the extent that the obligations of the Company under any Depositary Shares or Deposit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Depositary under each Deposit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Deposit Agreement; (iii) has duly authorized, executed and delivered such Deposit Agreement; and such Deposit Agreement constitutes the legally valid and binding obligation of such Depositary enforceable against such Depositary in accordance with its terms; (iv) is in compliance, with respect to acting as a Depositary under such Deposit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement; and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that (i) such Units shall have been issued pursuant to a unit agreement (individually, a “Unit Agreement”) between the Company and a unit agent to be identified in the applicable Prospectus Supplement (the “Unit Agent”); (ii) such Unit Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s); (iv) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s); (v) such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Unit or Unit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Unit Agent under each Unit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Unit Agreement; (iii) has duly authorized, executed and delivered such Unit Agreement; and such Unit Agreement constitutes the legally valid and binding obligation of such Unit Agent enforceable against such Unit Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

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With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) such Purchase Contracts shall have been duly authorized, executed and delivered on behalf of the Company; (ii) such Purchase Contracts, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (iv) such Purchase Contracts, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, or (ii) any waiver of any usury defense. This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours, /s/ Loeb & Loeb LLP Loeb & Loeb LLP